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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934


       DATE OF REPORT (Date of earliest event reported): January 19, 2001

                              NEUBERGER BERMAN INC.
             (Exact name of registrant as specified in its charter)

                         COMMISSION FILE NUMBER 1-15361

            DELAWARE                            06-1523639
            (State or other jurisdiction of     (I.R.S. Employer
            incorporation or organization)      Identification No.)

                                605 Third Avenue
                               New York, NY 10158
                    (Address of principal executive offices)

                                 (212) 476-9000
              (Registrant's telephone number, including area code)

ITEM 5.     OTHER EVENTS

            On January 19, 2001 Neuberger Berman Inc. ("Corporation") announced that Robert Matza, Executive Vice President and Chief Administrative Officer, has been named as Chief Operating Officer. A copy of the press release issued by the Corporation is attached as Exhibit 99.1 and incorporated herein by reference.

            Also, on January 19, 2001 the Corporation announced that its Board of Directors had declared the Corporation's dividend for the Fourth quarter of 2000, in the amount of $0.10 per share. The dividend will be payable on February 13, 2001 to stockholders of record at the close of business on February 1, 2001. A copy of the press release issued by the Corporation is attached as Exhibit 99.2 and incorporated herein by reference.
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            Also, on January 19, 2001 the Corporation announced that its Board of Directors has authorized the additional discretionary repurchase of up to $75 million of the Corporation's common stock. A copy of the press release issued by the Corporation is attached as Exhibit
            99.3 and incorporated herein by reference.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

            (c)  Exhibits

            The Exhibits listed on the Exhibit Index of this Form 8-K are filed herewith.

ITEM 9.     REGULATION FD DISCLOSURE

            On January 23, 2001, Corporation reported results of operations for the year and quarter ended December 31, 2000. A copy of the press release issued by the Corporation is attached as Exhibit 99.4.


                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          Neuberger Berman Inc.
                                          (Registrant)


      Date: January 26, 2001              By: /s/ Kevin Handwerker
                                             -------------------------------
                                          Kevin Handwerker
                                          SVP, General Counsel and Secretary
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                                  EXHIBIT INDEX

      99.1 Press release issued by the Corporation on January 19, 2001, with respect to appointment of Robert Matza, Executive Vice President and Chief Administrative Officer, as Chief Operating Officer.

      99.2 Press release issued by the Corporation on January 19, 2001, with respect to the declaration of the Corporation's fourth quarter dividend.

      99.3 Press release issued by the Corporation on January 19, 2001, with respect to the additional discretionary repurchase of up to $75 million of the Corporation's common stock.

      99.4 Press release issued by the Corporation on January 23, 2001, with respect to results of operations for the quarter ended December 31, 2000.